UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

TESORO LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On October 29, 2014, Tesoro Logistics LP (the “Partnership”) and its wholly-owned subsidiary Tesoro Logistics Finance Corp. (together with the Partnership, the “Issuers”) closed their previously announced offering (the “Offering”) of $500.0 million aggregate principal amount of the Issuers’ 5.50% Senior Notes due 2019 (the “2019 Notes”) and $800.0 million aggregate principal amount of the Issuers’ 6.25% Senior Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes, the “Senior Notes”) pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Partnership will use the proceeds from the 2019 Notes to repay indebtedness outstanding under its existing revolving credit facility and will use the remaining proceeds for general partnership purposes. The proceeds from the 2022 Notes were funded into escrow, which upon release, will be used, together with the portion of the proceeds from the offering of the 2019 Notes that was to be used for general partnership purposes, the proceeds from an equity offering by the Partnership that closed on October 24, 2014 (including an investment by Tesoro Corporation in such offering), the proceeds from borrowings under the Partnership’s amended and restated revolving credit facility and the proceeds from a contribution to the Partnership’s equity by its general partner, to fund the consummation of the Partnership’s announced acquisition of QEP Field Services, LLC from QEP Resources, Inc. (the “Acquisition”) and the payment of related fees and expenses.

The Senior Notes were issued pursuant to an Indenture, dated as of October 29, 2014 (the “Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee. Interest on the 2019 Notes accrues beginning on October 29, 2014 at a rate of 5.50% per year. Interest on the 2022 Notes accrues beginning on October 29, 2014 at a rate of 6.25% per year. Interest on the Senior Notes is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2015. The 2019 Notes mature on October 15, 2019 and the 2022 Notes mature on October 15, 2022. The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on, among other things, making investments, incurring additional indebtedness or issuing preferred units, paying dividends or making distributions on units or redeeming or repurchasing subordinated debt, creating liens, incurring dividend or other payment restrictions affecting subsidiaries, selling assets, merging or consolidating with other entities and entering into transactions with affiliates.

Prior to September 15, 2019, the Issuers may redeem some or all of the 2019 Notes at a make-whole price plus accrued and unpaid interest to the redemption date. On or after September 15, 2019, the Issuers may redeem some or all of the 2019 Notes at a purchase price equal to 100.000% of the principal amount of the 2019 Notes, plus accrued and unpaid interest to the redemption date.

If the conditions to the release of the proceeds of the 2022 Notes from escrow are not satisfied on or prior to December 31, 2014, subject to monthly extensions until February 28, 2015 (or such earlier date if we notify the trustee and the escrow agent that the Acquisition will not be consummated), the 2022 Notes will be subject to a special mandatory redemption at a redemption price of 100% of the initial issue price of the 2022 Notes plus accrued and unpaid interest to the redemption date.

On or after October 15, 2018, the Issuers may on any one or more occasions redeem some or all of the 2022 Notes at a purchase price equal to 103.125% of the principal amount of the 2022 Notes, plus accrued and unpaid interest to the redemption date, such optional redemption price decreasing to 101.563% on or after October 15, 2019, and 100.000% on or after October 15, 2020. Prior to October 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2022 Notes with an amount equal to or less than the net proceeds of certain equity offerings at 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date. Prior to October 15, 2018, the Issuers may redeem some or all of the 2022 Notes at a make-whole price plus accrued and unpaid interest to the redemption date.

If a change of control triggering event occurs, the holders of the Senior Notes may require the Issuers to purchase for cash all or a portion of their Senior Notes at a purchase price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date.

The Senior Notes are senior unsecured obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ existing and future senior debt and senior to any future indebtedness of the Issuers that expressly provides for subordination to the Senior Notes. The Senior Notes are guaranteed on a senior unsecured basis by the Guarantors. The guarantees will rank equally in right of payment with all of the existing and future senior debt of the Guarantors and senior to any future indebtedness of the Guarantors that expressly provides for subordination to the guarantees. The Senior Notes and guarantees are effectively subordinated to any secured debt to the extent of the value of the collateral securing such debt, including indebtedness under the Partnership’s revolving credit agreement.

The foregoing summaries of the Indenture and the Senior Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Offering, the Issuers and the Guarantors entered into a Registration Rights Agreement, dated as of October 29, 2014, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file with the Securities and Exchange Commission and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Notes for substantially identical notes of the applicable series (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 575th day after October 29, 2014. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Senior Notes. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Senior Notes within the specified time periods.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Indenture, dated as of October 29, 2014 among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of October 29, 2014, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 29, 2014

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s./ STEVEN M. STERIN
Steven M. Sterin
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit

4.1	Indenture, dated as of October 29, 2014, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of October 29, 2014 among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.